Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-282826, 333-231527, 333-204153, 333-190068, 333-152802, 333-257578 and 333-254891) on Form S-8 and registration statement (No. 333-278943) on Form F-3 of our reports dated February 21, 2025 with respect to the consolidated financial statements of ICON plc and the effectiveness of internal control over financial reporting.

/s/ KPMG
Dublin, Ireland
February 21, 2025